SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. _)


Filed by the Registrant    X
Filed by a Party other than the Registrant  |_|

Check the appropriate box:

|_|      Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
 X       Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                            Mercer International Inc.
                (Names of Registrant as Specified in Its Charter)



    (Names of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check appropriate box):

|_|    Fee computed on table below per Exchange Act rules 14a-6(i)(4) and 0-11.

         1)    Title of each class of securities to which transaction applies:

         2)    Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computes pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         4)    Proposed maximum aggregate value of transaction:

         5)     Total fee paid:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:
         2)       Form, Schedule or Registration Statement No.:
         3)       Filing Party:
         4)       Date Filed:

                                      PROXY

                            MERCER INTERNATIONAL INC.
                             Brandschenke Strasse 64
                                   8002 Zurich
                                   Switzerland

         This  Proxy  is   solicited   on  behalf  of  the  Trustees  of  Mercer
International Inc.

         The undersigned hereby appoints Jimmy S.H. Lee and Maarten Reidel and each of them, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of beneficial interest of Mercer International Inc. held of record by the undersigned on April 29, 1997, at the annual meeting of shareholders to be held on June 27, 1997, or any adjournment thereof.

         1.       ELECTION OF TRUSTEES

                  FOR the nominees listed            WITHHOLD AUTHORITY to vote
                  below (except as marked            for the nominees listed
                  to the contrary below)   |_|       below        |_|



     (Instruction: To withhold authority to vote for a nominee, strike a line through the nominee's name in the list below.)

         Michel Arnulphy

         2. Amendment of the Company's Non-qualified Stock Option Plan to increase the number of shares available for issuance from 1,100,000 shares to 2,000,000 shares.

         3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


         This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR Proposals 1 and 2.

         Please sign exactly as name appears on your share certificates. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED: _________________________________, 1997


                           ____________________________________
                           Signature



                           ____________________________________
                           Signature, if jointly held


Please mark, sign, date and return this Proxy promptly using the enclosed envelope.

                            MERCER INTERNATIONAL INC.
                             Brandschenke Strasse 64
                                   8002 Zurich
                                   Switzerland

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of
Mercer International Inc.:

         Notice is hereby given that the Annual Meeting of Shareholders of Mercer International Inc., a Massachusetts trust organized under the laws of the State of Washington (the "Company"), will be held at the Company's offices at Brandschenke Strasse 64, 8002 Zurich, Switzerland at 9:00 a.m., Central Europe Time, June 27, 1997, for the following purposes:

         1.       To elect one (1) Trustee of the Company.

         2. To amend the Company's Non-Qualified Stock Option Plan to increase the number of shares available for issuance from 1,100,000 shares to 2,000,000 shares.

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Trustees have fixed the close of business on April 29, 1997, as the record date for the determination of Shareholders entitled to notice of and to vote at the Annual Meeting.

                            By Order of the Trustees


                            Jimmy S.H. Lee
                            President


May ___, 1997

SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE. INSTRUCTIONS FOR THE PROPER EXECUTION OF PROXIES ARE SET FORTH IN THE PROXY STATEMENT.

                            MERCER INTERNATIONAL INC.

                                 PROXY STATEMENT

         This statement is furnished in connection with the solicitation by the management of Mercer International Inc. (the "Company") of proxies for use at the Annual Meeting of Shareholders to be held at Brandschenke Strasse 64, 8002 Zurich, Switzerland on June 27, 1997, and any adjournments thereof. If the Proxy is properly executed and received by the Company prior to the meeting or any adjournment thereof, the Shares represented by your Proxy will be voted in the manner directed. In the absence of voting instructions, the shares will be voted for each of the proposals. The Proxy may be revoked at any time prior to its use by filing a written notice of revocation of Proxy or a later dated Proxy with the Secretary of the Company, Mr. Maarten Reidel, Brandschenke Strasse 64, 8002 Zurich, Switzerland, bearing a date later than the date of the Proxy or by giving oral notice of revocation at the meeting. You may also revoke your Proxy in person at the meeting. If you attend the meeting and have submitted a Proxy, you need not revoke your Proxy and vote in person unless you elect to do so. The Proxy Statement and form of Proxy are being mailed to Shareholders commencing on or about May ___, 1997.

         The affirmative vote of at least a majority of the shares of beneficial interest ("Shares") represented in person or by proxy at the Annual Meeting is required to approve each proposal. The holders of one-third of the outstanding Shares and entitled to vote at the Annual Meeting, present in person or represented by proxy, constitute a quorum. Under applicable Washington law, abstentions and broker non-votes will be counted for purposes of establishing a quorum, but will have no effect on the vote on either of the proposals.

         Proxies will be solicited primarily by mail and may also be solicited personally and by telephone by Trustees and regular employees of the Company without additional remuneration therefor. The Company may also reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses in forwarding Proxies and Proxy materials to the beneficial owners of the Shares. All costs of solicitation of Proxies will be borne by the Company. The Company does not presently intend to employ any other party to assist in the solicitation process.

         The close of business on April 29, 1997, has been fixed as the record date (the "Record Date") for the determination of Shareholders entitled to notice of and to vote at the Annual Meeting.

Voting Securities and Principal Shareholders

         The holders of record of 14,917,369 Shares of the Company issued and outstanding on the Record Date will be entitled to one vote per Share at the meeting. Under the Company's Declaration of Trust, cumulative voting in the election of Trustees is not permitted. Trustees will be elected by the majority of votes cast at the meeting.

         The following table sets forth certain information regarding the beneficial ownership of the Company's Shares as of the Record Date by each shareholder who is known by the

Company to own more than five percent of the outstanding Shares. The following is based solely on statements on filings with the Securities and Exchange Commission or other reliable information.


  Name and Address                                    Number                      Percent of
 of Beneficial Owner                                 of Shares                  Outstanding Shares
Fidelity Management                                   1,733,000                       11.62%
82 Devonshire Street
Boston, MA  02109

Neumeier Investment                                   1,165,000                        7.81%
26435 Carmel Rancho Blvd.
Carmel, CA  93923

Kennedy Capital Management Inc.                         951,620                        6.38%
425 N. New Ballas Road, No. 181
St. Louis, MO 63141

Merrill Lynch Asset Management                          748,800                        5.02%
800 Scudders Mill Road
Plainsboro, N.Y.  08536



                                   PROPOSAL 1

                              ELECTION OF TRUSTEES

         Pursuant to resolutions of the Trustees under authority granted by the Company's Declaration of Trust, the number of Trustees of the Company is established at five. The votes of a majority of the Shares present in person or by Proxy at the Annual Meeting are required to elect the Trustees.

         The Board of Trustees is divided into three classes. Initially, Class I Trustees were elected for one year, Class II Trustees were elected for two years and Class III Trustees were elected for three years. Successors to the class of Trustees whose term expires at any annual meeting shall be elected for three year terms. The nominee for Trustee, Mr. Arnulphy, is a member of Class III, and is to be elected to the Board of Trustees for a three-year term to serve until the annual meeting of shareholders in 2000, or until his successor is elected and qualified. Mr. Arnulphy currently serves as a Trustee.

         The nominee has indicated that he is willing and able to serve as a Trustee. If Mr. Arnulphy is unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the Trustees. Proxies received by the Trustees on which no designation is made will be voted FOR the nominee.

Trustees

         The following table sets forth information regarding each nominee for election as a Trustee and each Trustee whose term of office will continue after the Annual Meeting.

                                                                                          Expiration of
Name                       Current Position with the Company                    Age     Term as a Trustee
Jimmy S. H. Lee            Chairman, President and Trustee                      40            1999
C. S. Moon                 Trustee                                              50            1998
Maarten Reidel             Secretary and Chief Financial Officer
                            and Trustee                                         33            1998
Michel Arnulphy            Trustee                                              63            1997

     Jimmy S.H. Lee has been a Trustee since May, 1985, and Chief Executive Officer of the Company since 1992. Mr. Lee is a director of Drummond Financial Corporation.

     C. S. Moon has been a Trustee since June 1994. Mr. Moon is Executive Director of Shin Ho Group of Korea, an international paper manufacturer headquartered in Korea. Mr. Moon joined Shin Ho is 1990 and previously served in managerial positions with Moo Kim Paper Manufacturing Co., Ltd. and Sam Yung Pulp Co., Ltd., both in Korea.

     Maarten Reidel has been a Trustee since December 1996, a Managing Director of Zellstoff-und Papierfabrik Rosenthal GmbH ("ZPR") since November 1994 and the Chairman of the Management Board of Dresden Papier AG from 1992 to 1994, a member of the German government agency responsible for the privatization of government owned companies from 1992 to 1994, and an accountant with Arthur Andersen & Co. from 1987 to 1992.

     Michel Arnulphy has been a Trustee since June 1995. From 1975 to the present, Mr. Arnulphy has been Managing Director, of J. Mortenson & Co., Ltd. in Hong Kong. J. Mortenson & Co., Ltd. manufactures water treatment equipment.

     During the fiscal year ended December 31, 1996, the Trustees held one board meeting and acted by consent resolution on 12 occasions. Under the Declaration of Trust of the Company, resolutions may be adopted by written consent signed by a majority of the Trustees. Each Trustee attended at least 75% of the board meetings.

Committees of the Board

     The Company has established an audit committee. The function of the Audit Committee is to meet with and review the results of the audit of the Company's financial statements performed by the independent public accountants and to recommend the selection of independent public accountants. The members of the audit committee are Mr. Michael Arnulphy and Mr. C. S. Moon. The audit committee did not meet during 1996.

         The Company has also established a Compensation Committee. The members of the Compensation Committee are Mr. C. S. Moon and Mr. Michel Arnulphy. The primary duty of the Compensation Committee is to grant stock options under the Company's 1992 Non- Qualified Stock Option Plan and to award bonuses to employees and consultants under the Company's Incentive Bonus Plan. The Compensation Committee did not meet during 1996, but acted by written consent on two occasions.

         The Company does not have a Nominating Committee.

Security Ownership of Management

         The following table sets forth information regarding ownership of the Company's Shares on the Record Date by (i) each Trustee, nominee for Trustee and Named Executive Officer (as defined below); and (ii) all Trustees and executive officers of the Company as a group. Unless otherwise indicated, each Named Executive Officer and Trustee has sole voting and disposition power with respect to the Shares set forth opposite his name. Each such person has indicated that he will vote all Shares owned by him in favor of the nominees for Trustee and in favor of each of the other proposals.


                                       Shares
                                    Beneficially              Percent
         Name of Owner                  Owned              of Ownership

Jimmy S.H. Lee(1)                        89,000                *

Michael J. Smith(2)                     128,500                *

C.S. Moon(3)                             12,000                *

Michel Arnulphy(3)                        6,000                *

Maarten Reidel(3)                        55,000                *

Ron Aurell(3)                            10,000                *

Trustees and
Officers as a Group
(6 persons)(4)                          300,500               2.01%



*        Less than 1%.

(1)      Includes presently exercisable stock options to acquire 75,000 shares.
(2)      Mr. Smith resigned as a trustee and executive officer in December 1996.
(3)      Represents presently exercisable stock options.
(4)      Includes presently exercisable stock options to acquire 158,000 shares.


Executive Compensation

         The following table sets forth information on the annual compensation for each of the Company's last three fiscal years of the chief executive officer ( the "CEO") and each of the Company's four most highly compensated executive officers other than the CEO who received aggregate annual remuneration from the Company in excess of $100,000 during the fiscal year ended December 31, 1996 (collectively, with the CEO, the "Named Executive Officers").

                                                                                                     Long-Term
                                                                          Annual Compensation       Compensation
                                                                                                     Securities
                                                                               Other Annual          Underlying         All Other
   Name and Principal                                                          Compensation           Options/          Compensa-
        Position             Year       Salary($)           Bonus($)                ($)                SARs(#)           tion($)
       ----------            ----       ---------           --------               -----              --------          --------

Jimmy S.H. Lee             1996              293,220               128,855           0                     75,000            0
Chief Executive            1995              130,000               250,000           0                          0            0
Officer                    1994               98,600               151,579           0                          0            0



Michael J. Smith(1)        1996                    0               128,855           0                     64,510            0
Executive Vice             1995              112,733               200,000           0                          0            0
President and Chief        1994               55,480               151,579           0                          0            0
Financial Officer


Maarten Reidel (2)         1996              179,104                71,586                                      0            0
Co-Managing                1995               80,000               238,000                                      0            0
Director                   1994               77,900                84,211           0                    110,000            0
Pulp and Paper
Operations

Dr. Ron Aurell (3)         1996               79,601                  *(4)                                      0            0
Co-Managing                1995              152,329            921,188(5)           0                          0            0
Director                   1994              218,295               311,761           0                     10,000            0
Zellstoff-und
Papierfabrik GmbH



(1) Mr. Smith resigned from the Company in December 1996. He did not exercise the granted options within 90 days of his resignation and accordingly all of these options were cancelled.

(2) Mr. Reidel became an executive officer of the Company in 1994 through his positions with Dresden Papier AG ("DPAG") and Zellstoff-und
         Papierfabrik GmbH ("ZPR").

(3) Dr. Aurell became an executive officer of the Company in 1994 through his position with ZPR. The amount shown for his compensation in 1994 includes $181,700 in consulting fees paid to a consulting company for services rendered by Dr. Aurell prior to his becoming an employee of ZPR.

(4)      At the date hereof, Dr. Aurell's bonus for 1996 had not been determined.

(5) Of Dr. Aurell's bonus for 1995, $690,769 was paid in 1996 and the balance is payable in 8 equal quarterly installments commencing
         January 1, 1997 and bears interest at 8% per annum.


Employment Agreement

         Mr. Lee has entered into an employment agreement with the Company dated July 1, 1994. The agreement generally provides, subject to certain termination provisions, for continued employment of Mr. Lee for a period of 36 months with automatic one month renewals, so that the contract at all times has a remaining term of 36 months. The agreement provides for a base salary and other compensation as determined by the board of directors. The agreement contains change in control provisions pursuant to which, if a change in control (as defined in the agreement) occurs, Mr. Lee may only be discharged for cause. In the event Mr. Lee is terminated without cause or resigns for good reason (as defined in the agreement) within eighteen months of the change in control, he shall be entitled to a severance payment of three times his annual salary under the agreement and all unvested rights in any stock option or other benefit plans shall vest in full. If Mr. Lee is terminated without cause or resigns for good reason after eighteen months of the change in control, he shall be entitled to a severance payment of a proportionate amount based on the length of time remaining in the term of the agreement of three times his annual salary under the agreement and all unvested rights in any stock option or other benefit plans shall vest in full. In addition, Mr. Lee will continue to receive equivalent benefits as were provided at the date of termination for the remaining term of the agreement.

Stock Options

         The following table sets forth information concerning the award of stock options to the Named Executive Officers during fiscal 1996:

                                Option/SAR Grants in Last Fiscal Year

                                                                                                      Potential Realizable
                      Number of           % of Total                                                  Value at Assumed
                      Securities          Options/SARs                                                Annual Rates of Stock
                      Underlying          Granted to                                                  Price Appreciation for
                      Options/SARs        Employees Fiscal      Exercise or Base      Expiration      Option Term (C)
Name                  Granted (#)(A)      Year (B)              Price ($/Sh)          Date            5% ($)      10%($)
----                  --------------      ---------------       ----------------      ----------      --------    ------

Jimmy S.H. Lee        75,000              37.6%                 $18.47                April 2006      $871,176   $2,207,731

Michael J. Smith      64,500              32.3%                 $18.47                April 2006      $749,211   $1,898,649



         The table below provides information on exercises of options during 1996 by the Named Executive Officers and information with respect to unexercised options held by the Named Executive Officers at December 31, 1996.

                              Aggregated Option/SAR Exercises in Last Fiscal Year and
                                         Fiscal Year-End Option/SAR Values


                                                                                     Number of
                                                                                    Securities                Value of
                                                                                    Underlying           Unexercised in-the-
                                                                                    Unexercised                 money
                                                                                  Options/SARs at          Options/SARs at
                                                                                Fiscal Year-End (#)      Fiscal Year-End ($)
                                Shares Acquired                                    Exercisable/             Exercisable/
           Name                 on Exercise (#)        Value Realized ($)          Unexercisable            Unexercisable
           ----                 ---------------        ------------------          -------------            -------------

Jimmy S.H. Lee                          0                       0                        75,000/0                0/0

Michael J. Smith(1)                     0                       0                             0                   0

Maarten Reidel                          0                       0                      55,000/0                  0/0

Dr. R. Aurell                           0                       0                      10,000/0                  0/0
================================================================================================================================

(1) All of Mr. Smith's options were cancelled following termination of his employment in December 1996.


Compensation of Trustees

         The Trustees do not receive cash compensation for service as a Trustee. The Company reimburses the Trustees and officers for their expenses incurred in connection with their duties as Trustees and officers of the Company. Non-employee Trustees who are in office at the end of a fiscal year receive options to acquire 6,000 shares of common stock at an exercise price equal to the closing price of the Company's shares on The Nasdaq Stock Market's National Market on the last trading day of the fiscal year.


Report of the Trustees on Executive Compensation

         Compensation of the Company's executive officers is determined on an annual basis by the either the Trustees as a whole or the Compensation Committee in consultation with management. For 1996, compensation of executive officers was determined by the Trustees as a whole. The Company's goal to compensate the Company's executive officers in a manner which is consistent with the Company's strategic plan and which rewards executive officers in a fair manner for performance which forwards the strategic plan. To this end, the Company's basic compensation philosophy is to maintain annual base salaries for executive officers at relatively low amounts and to award bonuses and long-term incentives in the form of stock options based on annual performance of the Company and of the executive.

         The Company's strategic plan was to expand its asset and earnings base through acquisitions of companies and assets that management believes to be undervalued. As a result of this strategic plan, the Company's business plan has been transaction oriented. During the last three fiscal years, the Company has acquired two operating companies which have transformed the nature of the Company's business. The Company's business has become and will continue to be less transaction oriented and accordingly, revenues and earnings from its operating businesses will become the more important part of the Company's business. As a result, the financial results from these operating companies have become a major factor in determining levels of executive compensation.

         To this end, the Company adopted an Employee Incentive Plan ("EIP") during 1994 in which the Company's executive officers and other employees may participate. Under the EIP, 5% of the Company's Net Income for each fiscal year is set aside as a bonus pool. During the course of the fiscal year, the Trustees may grant interests in the bonus pool to employees, officers and trustees of the Company and its subsidiaries. Bonuses are to be paid within 120 days of the end of the fiscal year.

         In evaluating the performance of the Company's executive officers in awarding grants under the EIP, the Trustees considered factors such as the growth in earnings of the Company, the effectiveness of cost reduction and productivity-enhancement measures in the operating subsidiaries, the growth in assets, and the performance of the Company's Common Stock. The Trustees also considered the contribution of the Company's executive officers toward the accomplishment of those goals.

         In determining the compensation of the Company's Chief Executive Officer, Mr. Lee, for 1996, the Trustees evaluated Mr. Lee based on the criteria set forth above. Mr. Lee has relocated to Switzerland at the Company's request during 1996 and his salary was increased at that time to reflect the higher cost of living. In determining Mr. Lee's salary and his bonus award under the EIP, the Trustees considered the facts that both DPAG and ZPR operated profitably during 1996, with better operating results than anticipated by management at the time of the acquisitions.

Michel Arnulphy       Jimmy S. H. Lee      C. S. Moon         Maarten Reidel

Performance Graph

         The following graph compares the cumulative total stockholder return (stock price appreciation plus dividends) on the Company's Common Stock with the cumulative total return of NASDAQ Market Index and an additional group of peer companies which comprise Standard Industrial Classification Code 262--Paper Mills for comparison over the five years ending December 31, 1996. The companies which comprise SIC Code 262 are Abitibi Price Inc.; American Israeli Paper;
Badger Paper Mills Inc.; Boise Cascade Corporation; Bowater Inc.; Champion International; Chesapeake Corporation; Consolidated Paper Inc.; Crown Vintage Inc.; Domtar Inc.; Fletcher Challenger Forest Products; Fletcher Challenger Building Products; Fletcher Challenger Paper; Fort Howard Corp.; Glatfelter P.H. Company; James River Corporation of Virginia; Kimberly-Clark Corporation; MacMillan Bloedel Ltd.; Mosinee Paper Corporation; Pope & Talbot Inc.; Potlatch Corporation; Repap Enterprises Corporation; Schuller Corporation; Schweitzer Mauduit International; Striker Industries Inc.; Union Camp Corporation; Wausau Paper Mills Company; Westvaco Corporation; Weyerhauser Company; and Willamette Industries Inc.

                                                COMPARISON OF CUMULATIVE TOTAL RETURN
                                             OF COMPANY, INDUSTRY INDEX AND BROAD MARKET



                                                                                       FISCAL YEAR ENDING

COMPANY                                            1991           1992               1993         1994          1995        1996

Mercer International Inc. SBI                      100            145.83             313.89       302.78        455.56      227.78

Industry Index                                     100            110.24             122.50       124.96        164.65      184.29

Broad Market                                       100            100.98             121.13       127.17        164.96      204.98


Certain Transactions

     At December 21, 1996, Mr. Lee and Mr. Reidel had outstanding amounts payable to the Company of $261,000 and $105,000, respectively. These amounts are due on demand and do not bear interest.

     The Company reimburses a Hong Kong company controlled by the family of Mr. Lee for the use of office space and general and administrative expenses for activities of the Company's Hong Kong subsidiary. During 1996, the Company reimbursed this company a total of $232,000.

Section 16(a) Beneficial Ownership Compliance

     Section 16(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") requires that the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, file reports of ownership and changes of ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all such reports they file.

     Based solely on the review of the copies of such reports received by the Company, and on written representations by the Company's officers and Trustees regarding their compliance with the applicable reporting requirements under
Section 16(a) of the Exchange Act, the Company believes that, with respect to its fiscal year ended December 31, 1996, all of its officers and Trustees filed all required reports under Section 16(a) in a timely manner.

PROPOSAL 2:  INCREASE IN SHARES AVAILABLE FOR ISSUANCE UNDER STOCK OPTION
PLAN

     In 1992, the Board of Directors of the Company adopted the Mercer International, Inc. 1992 Non-Qualified Stock Option Plan (the "Stock Plan"). A copy of the Stock Plan may be obtained upon written request to the Company's secretary. The Stock Plan was approved by shareholders at the annual meeting in 1993. Under the Stock Plan, the Company is authorized to issue 1,000,000 shares of Mercer common stock upon the exercise of options granted under the Stock Plan. The shareholders are being requested to approve an amendment to the Stock Plan which increases the number of shares that may be issued under the Stock Plan from 1,100,000 to 2,000,000.

     The purpose of the Stock Plan is to enable the Company to attract and retain employees of ability and experience, and to furnish such personnel significant incentives to improve operations and increase profits of the Company. Since its inception, options with respect to 630,000 shares have been exercised and 395,000 options are currently outstanding and exercisable. Currently, there are less than 74,500 shares available for future option grants. The Board believes that the number of shares remaining available for issuance will be insufficient to achieve the purpose of the Stock Plan over the term of the Plan (which expires, unless earlier terminated, in 2002) unless additional shares are authorized. The
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amount of the proposed increase,  900,000 shares,  represents approximately 6.0%
of the Company's outstanding shares.

     In general, the Stock Plan currently authorizes Mercer to grant non-qualified stock options. The purchase price of each share of Mercer common stock covered by an option may not be less than 100% of the fair market value of Mercer common stock, on the date of grant of the option.

     Approval of an amendment to the Stock Plan as described above requires the affirmative vote of a majority of the outstanding shares of common stock eligible to vote as the meeting. THE TRUSTEES RECOMMEND A VOTE FOR ADOPTION OF THIS PROPOSAL.

                      INDEPENDENT ACCOUNTANTS AND AUDITORS

     Peterson Sullivan P.L.L.C., Certified Public Accountants, has been selected by the Trustees to examine the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 1997. Peterson Sullivan P.L.L.C. have examined the consolidated financial statements of the Company and its subsidiaries each year since 1989. Representatives of Peterson Sullivan P.L.L.C. are not expected to be present at the Annual Meeting.

                          FUTURE SHAREHOLDER PROPOSALS

     Any proposal which a Shareholder intends to present at the next Annual Meeting of Shareholders must be received by the Company on or before December 31, 1997.

                                  OTHER MATTERS

     The Trustees know of no matter other than those mentioned in the Proxy Statement to be brought before the meeting. If other matters properly come before the meeting, it is the intention of the Proxy holders to vote the Proxies in accordance with their judgment. If there are insufficient votes to approve any of the proposals contained herein, the Trustees may adjourn the meeting to a later date and solicit additional Proxies. If a vote is required to approve such adjournment, the Proxies will be voted in favor of such adjournment.

     A copy of the Company's annual report to the Securities and Exchange Commission will be provided to Shareholders without charge upon written request directed to the Company.

     By order of the Trustees.

     DATE:  May ___, 1997.


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